Exhibit 99.1

MEDLEY MANAGEMENT INC. REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

NEW YORK, March 18, 2016 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its fourth quarter and year ended December 31, 2015.

Highlights

•	Total assets under management were $4.8 billion as of December 31, 2015 and over $5 billion as of January 25, 2016

•	Fee earning assets under management were $3.3 billion as of December 31, 2015

•	Core Net Income Per Share was $0.14 for Q4 2015 and $0.61 for the year ended December 31, 2015

•	U.S. GAAP net income attributable to Medley Management Inc. was $0.08 per share for Q4 2015 and $0.46 per share for the year ended December 31, 2015

“2015 was a strong growth year for Medley. AUM at the firm is now over $5 billion, and we have substantial dry powder to take advantage of opportunities in the market. Combined with our announced and intended product expansion, this positions us well as we look forward in 2016,” said Brook Taube, CEO of Medley.

Results of Operations for the Year Ended December 31, 2015

Management fees increased by 15%, or $9.9 million, to $75.7 million for the year ended December 31, 2015 compared to standalone management fees for the same period in 2014. This increase was offset by a reversal in performance fee revenue of our private funds of $15.7 million for the year ended December 31, 2015, as a result of a decrease in the asset values within their underlying portfolios. Total revenues decreased by 18%, or $15.1 million, to $67.4 million for the year ended December 31, 2015 compared to total standalone revenues for the same period in 2014. Exclusive of performance fees, total revenues would have increased by 11%, or $8.5 million, to $83.1 million compared to total standalone revenues for the same period in 2014.

Total expenses increased by 1% or, $0.5 million, to $35.6 million for the year ended December 31, 2015 compared to total standalone expenses for the same period in 2014. The variance was due primarily to an increase in compensation and benefits expenses, partly offset by a reversal in performance fee compensation. Exclusive of performance fee compensation, total expenses would have increased by 19%, or $7.0 million, to $43.6 million compared to total standalone expenses for the same period in 2014.

Total other expense, net increased by $2.5 million to $9.2 million for the year ended December 31, 2015 compared to total standalone other expense, net for the same period in 2014. The increase was due primarily to an increase in interest expense.

Pre-Tax Core Net Income decreased by 22%, or $9.2 million, to $32.8 million for the year ended December 31, 2015 compared to the same period in 2014. Core Net Income Per Share was $0.61 for the year ended December 31, 2015, compared to $0.79 for the same period in 2014. Exclusive of the impact of performance fees1, Pre-Tax Core Net Income would have increased by $3.1 million, to $37.2 million for the year ended December 31, 2015 compared to the same period in 2014 and Core Net Income Per Share would have been $0.70 for the year ended December 31, 2015, compared to $0.64 for the same period in 2014.

Core EBITDA decreased by $6.2 million to $41.7 million for the year ended December 31, 2015 compared to the same period in 2014. Exclusive of the impact of performance fees1, Core EBITDA would have increased by $6.1 million, to $46.2 million for the year ended December 31, 2015, compared to the same period in 2014.

Results of Operations for the Three Months Ended December 31, 2015

Management fees increased by 5%, or $0.8 million, to $19.1 million for the three months ended December 31, 2015 as compared to standalone management fees for the same period in 2014. This increase was offset by a reversal in performance fee revenue of our private funds of $5.1 million for the three months ended December 31, 2015, as a result of a decrease in the asset values within their underlying portfolios. Total revenues decreased by 2%, or $0.4 million, to $16.0 million for the three months ended December 31, 2015 compared to total standalone revenues for the same period in 2014. Exclusive of the impact of performance fees, total revenues would have increased by 6%, or $1.1 million, to $21.0 million compared to total standalone revenues for the same period in 2014.

Total expenses increased by $4.8 million, to $9.8 million for the three months ended December 31, 2015 compared to total standalone expenses for the same period in 2014. The increase was due primarily to an increase in general, administrative and other expenses as a result of higher expense support agreement expenses related to Sierra Income Corporation, one of our permanent capital vehicles. Exclusive of performance fee compensation, total expenses would have increased by 51%, or $4.5 million, to $13.3 million compared to total standalone expenses for the same period in 2014.

Total other expense, net increased by $0.2 million to $2.5 million for the three months ended December 31, 2015 compared to total standalone other expense, net for the same period in 2014.

Pre-Tax Core Net Income decreased by $3.7 million, to $7.4 million for the three months ended December 31, 2015 compared to the same period in 2014. Core Net Income Per Share was $0.14 for the three months ended December 31, 2015, compared to $0.21 for the same period in 2014. Exclusive of the impact of performance fees1, Pre-Tax Core Net Income would have decreased by $1.7 million, to $8.7 million for the three months ended December 31, 2015 compared to the same period in 2014 and Core Net Income Per Share would have been $0.16 for the three months ended December 31, 2015, compared to $0.19 for the same period in 2014.

Core EBITDA decreased by $3.8 million, to $9.6 million for the three months ended December 31, 2015 compared to the same period in 2014. Exclusive of the impact of performance fees1, Core EBITDA would have decreased by $1.7 million, to $10.9 million for the three months ended December 31, 2015, compared to the same period in 2014.

Notes:

During fiscal year 2015, we adopted new accounting guidance which resulted in the deconsolidation of our Consolidated Funds, effective January 1, 2015. Accordingly, our results of operations for the three months and year ended December 31, 2015 represent our Consolidated Statements of Operations in accordance with U.S. GAAP. See Exhibit E for a reconciliation of our standalone results for the three months and year ended December 31, 2014, which have been adjusted to reverse the effect of consolidation of Consolidated Funds, to the results of operations for such periods.

The financial results prior to September 29, 2014 reflect those of our operating subsidiaries, Medley LLC and Medley GP Holdings LLC and their consolidated subsidiaries prior to our initial public offering (“IPO”) and the related reorganization.

Investor Contact

Sam Anderson

Medley Management Inc.

212.759.0777

Media Contact

Liz Bruce

Fitzroy Communications

212.498.9197

1 The impact of performance fees on our income statement includes the impact of performance fee revenue, performance fee compensation and the portion of net income attributable to non-controlling interest in consolidated subsidiaries relating to performance fee revenue.

Key Performance Indicators:

	For the Three Months Ended
	December 31,		For the Years Ended
	(unaudited)		December 31,
	2015	2014	2015	2014
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$3,356	$9,268	$21,517	$37,750

Non-GAAP Data:
Pre-Tax Core Net Income (1)	$7,364	$11,111	$32,798	$42,036
Core Net Income (1)	6,870	11,024	29,747	40,882
Core EBITDA (2)	9,611	13,363	41,721	47,957
Core Net Income Per Share (3)	$0.14	$0.21	$0.61	$0.79
Core Net Income Margin (4)	26.3%	38.6%	27.7%	29.2%
Pro-Forma Weighted Average Shares Outstanding (5)	30,470,736	30,511,366	30,459,958	30,491,417

Other Data (at period end, in millions):
AUM	$4,779	$3,682	$4,779	$3,682
Fee Earning AUM	3,302	3,058	3,302	3,058

(1)	Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, certain one-time severance costs, stock-based compensation associated with restricted stock units that were granted in connection with our IPO and, for periods prior to 2015, adjustments to reverse the effect of the consolidation of Consolidated Funds. In addition, for the year ended December 31, 2014, Core Net Income includes the pro-forma adjustment to reflect guaranteed payments to Medley LLC members as compensation expense, that, prior to our reorganization and IPO, were recorded as distributions from members’ capital. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B and Exhibit E for additional details.

(2)	Core EBITDA is calculated as Core Net Income before interest expense, income taxes and depreciation. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B and Exhibit E for additional details.

(3)	Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 43.0% for all periods presented. Please refer to the calculation of Core Net Income Per Share in Exhibit C and Exhibit E for additional details.

(4)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share and, for periods prior to 2015, total standalone revenue per share.

(5)	The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented and, at the beginning of each period in 2014, the issuance of 6,000,000 shares of Class A common stock in connection with our IPO and the grant of 1,151,389 restricted stock units in connection with our IPO, adjusted for actual forfeitures, vesting and additional grants during the period. Please refer to Exhibit C for additional details.

Fee Earning AUM

The table below presents the quarter to date roll forward of our total fee earning AUM:

				% of AUM
	Permanent	Long-dated		Permanent	Long-dated
	Capital	Private Funds		Capital	Private Funds
	Vehicles	and SMAs	Total	Vehicles	and SMAs
	(Dollars in millions)
Beginning balance, September 30, 2015	$2,306	$1,095	$3,401	68%	32%
Commitments	23	12	35
Capital reduction	(1)	-	(1)
Distributions	(33)	(9)	(42)
Change in fund value	(57)	(34)	(91)
Ending balance, December 31, 2015	$2,238	$1,064	$3,302	68%	32%

Total fee earning AUM decreased by 3%, or $99 million, to $3.3 billion at December 31, 2015 compared to September 30, 2015. The permanent capital vehicles’ share of fee earning AUM remained comparable at 68% at December 31, 2015 compared to September 30, 2015.

The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of AUM
	Permanent	Long-dated		Permanent	Long-dated
	Capital	Private Funds		Capital	Private Funds
	Vehicles	and SMAs	Total	Vehicles	and SMAs
	(Dollars in millions)
Ending balance, December 31, 2014	$2,047	$1,011	$3,058	67%	33%
Commitments	383	221	604
Capital reduction	(23)	(17)	(40)
Distributions	(137)	(95)	(232)
Change in fund value	(32)	(56)	(88)
Ending balance, December 31, 2015	$2,238	$1,064	$3,302	68%	32%

Total fee earning AUM increased by 8%, or $243 million, to $3.3 billion at December 31, 2015 compared to December 31, 2014. The permanent capital vehicles’ share of fee earning AUM increased to 68% at December 31, 2015 compared to 67% at December 31, 2014.

Conference Call and Webcast Information

We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, March 18, 2016 to discuss our fourth quarter and full year 2015 financial results.

All interested parties may participate in the conference call by dialing (877) 299-4454 approximately 5-10 minutes prior to the call. International callers should dial (617) 597-5447. Participants should reference Medley Management Inc. and the participant passcode of 77619245 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Investor Relations section of our website, http://www.mdly.com. Presentation slides to be referred to on the conference call will also be available on the Investor Relations section of our website. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

About Medley

Medley is an asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. As of January 25, 2016, Medley had over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 13 years, we have provided in excess of $6 billion of capital to over 300 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

Forward-Looking Statements

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

Non-GAAP Financial Measures

We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.

Prior to our adoption of new accounting guidance on January 1, 2015, we were required to consolidate certain funds in our financial results. Information derived from our consolidated balance sheets and statements of operations for periods prior to 2015 have been adjusted to eliminate the consolidating effects of certain funds on our consolidated balance sheets and statements of operations and are referred to as “standalone financial information” or information presented on a “standalone basis.” During such periods, revenues from management fees, performance fees and investment income on a standalone basis were greater than those presented on a combined and consolidated basis in accordance with U.S. GAAP because certain revenues received from these consolidated funds were eliminated in consolidation. Furthermore, expenses on a standalone basis were lower than related amounts presented on a combined and consolidated basis in accordance with U.S. GAAP due to the exclusion of the expenses of the consolidated funds.

Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management uses these non-GAAP measures to assess the performance of our business and believes that these non-GAAP measures also provide investors with useful information to evaluate our performance. These non-GAAP measures supplement and should be considered in addition to and not in lieu of our consolidated results of operations calculated and presented in accordance with U.S. GAAP.

This press release does not constitute an offer for any Medley fund.

Available Information

Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc. (Prior to September 29, 2014, Medley LLC and Medley GP Holdings LLC)

Our consolidated financial statements have been prepared on substantially the same basis for all historical periods presented; however, our Consolidated Funds are not the same entities in all periods shown due to the early adoption of ASU 2015-02, Consolidation – Principal versus Agent Analysis, which resulted in the deconsolidation of our Consolidated Funds effective January 1, 2015. For the periods in 2014, the consolidation of these funds had the impact of increasing interest and other income of Consolidated Funds, interest and other expenses of Consolidated Funds and net investment gains (losses) of Consolidated Funds, but had no net effect on the net income attributable to our consolidated results.

	For the Three Months Ended
	December 31,		For the Years Ended
	(unaudited)		December 31,
	2015	2014	2015	2014
	(Amounts in thousands, except share and per share data)
Revenues
Management fees	$19,097	$17,786	$75,675	$61,252
Performance fees	(5,058)	(1,287)	(15,685)	2,050
Other revenues and fees	1,940	1,688	7,436	8,871
Total revenues	15,979	18,187	67,426	72,173

Expenses
Compensation and benefits	7,236	5,312	26,768	20,322
Performance fee compensation	(3,471)	(3,780)	(8,049)	(1,543)
Consolidated Funds expenses	-	541	-	1,670
General, administrative and other expenses	6,080	3,491	16,836	16,312
Total expenses	9,845	5,564	35,555	36,761

Other income (expense)
Dividend income	221	221	886	886
Interest expense	(2,134)	(2,140)	(8,469)	(5,520)
Other expenses, net	(554)	(187)	(1,641)	(1,773)
Interest and other income of Consolidated Funds	-	19,992	-	71,468
Interest expense of Consolidated Funds	-	(4,365)	-	(9,951)
Net realized gain (loss) on investments of Consolidated Funds	-	-	-	789
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	-	(11,017)	-	(20,557)
Net change in unrealized depreciation (appreciation) on secured borrowings of Consolidated Funds	-	1,071	-	1,174
Total other income, net	(2,467)	3,575	(9,224)	36,516
Income before income taxes	3,667	16,198	22,647	71,928
Provision for (benefit from) income taxes	62	354	2,015	2,528
Net income	3,605	15,844	20,632	69,400
Net income attributable to non-controlling interests in Consolidated Funds	-	6,815	-	29,717
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries	249	(239)	(885)	1,933
Net income attributable to non-controlling interests in Medley LLC	2,830	7,951	18,406	36,055
Net income attributable to Medley Management Inc.	$526	$1,317	$3,111	$1,695

Net income per Class A common stock:
Basic	$0.08	$0.19	$0.46	$0.24
Diluted	$0.08	$0.19	$0.46	$0.24
Weighted average shares - Basic and Diluted	6,009,400	6,000,000	6,002,422	6,000,000

Exhibit B. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended
	December 31,		For the Year Ended
	(unaudited)		December 31,
	2015	2014	2015	2014
	(Amounts in thousands)

Net income attributable to Medley Management Inc.	$526	$1,317	$3,111	$1,695
Net income attributable to non-controlling interests in Medley LLC	2,830	7,951	18,406	36,055
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	3,356	9,268	21,517	37,750
Reimbursable fund startup expenses (1)	2,914	1,008	5,665	5,599
Severance expense (1)	148	-	269	(5)
IPO date award stock-based compensation (1)	452	748	2,296	822
Adjustment for pre-IPO guaranteed payments to members (1)(2)	-	-	-	(3,284)
Core Net Income	$6,870	$11,024	$29,747	$40,882
Interest expense	2,134	2,140	8,469	5,520
Income taxes	494	87	3,051	1,154
Depreciation and amortization	113	112	454	401
Core EBITDA	$9,611	$13,363	$41,721	$47,957

(1)	Amounts are presented net of income taxes.

(2)	Represents a pro-forma adjustment to reflect guaranteed payments to Medley LLC members as compensation expense, that, prior to our reorganization and IPO, were treated as distributions from members’ capital.

Exhibit C. Calculation of Core Net Income Per Share

	For the Three Months Ended
	December 31,		For the Years Ended
	(unaudited)		December 31,
	2015	2014	2015	2014
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$6,870	$11,024	$29,747	$40,882
Add: Income taxes	494	87	3,051	1,154
Pre-Tax Core Net Income	7,364	11,111	32,798	42,036

Denominator
Class A shares	6,009,400	6,000,000	6,002,422	6,000,000
Conversion of LLC Units to Class A shares	23,333,333	23,333,333	23,333,333	23,333,333
Restricted stock units (1)	1,128,003	1,178,033	1,124,203	1,158,084
Pro-Forma Weighted Average Shares Outstanding (1)	30,470,736	30,511,366	30,459,958	30,491,417
Pre-Tax Core Net Income Per Share	$0.24	$0.37	$1.08	$1.38
Less: corporate income taxes per share (2)	(0.10)	(0.16)	(0.47)	(0.59)
Core Net Income Per Share	$0.14	$0.21	$0.61	$0.79

(1)	The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented and, at the beginning of each period in 2014, the issuance of 6,000,000 shares of Class A common stock in connection with our IPO and the grant of 1,151,389 restricted stock units in connection with our IPO, adjusted for actual forfeitures, vesting and additional grants during the period.

(2)	Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local income taxes. We assumed an effective corporate tax rate of 43.0% for all periods presented.

Exhibit D. Consolidated Balance Sheets of Medley Management Inc.

	As of December 31,
	2015	2014
	(Amounts in thousands)
Assets
Cash and cash equivalents	$71,688	$87,206
Investments, at fair value	16,360	9,901
Management fees receivable	16,172	15,173
Performance fees receivable	2,518	5,573
Other assets	14,727	9,230

Assets of Consolidated Funds:
Cash and cash equivalents	-	38,111
Investments, at fair value	-	734,870
Interest and dividends receivable	-	6,654
Other assets	-	3,681
Total assets	$121,465	$910,399

Liabilities and Equity
Loans payable	$102,583	$103,057
Accounts payable, accrued expenses and other liabilities	34,746	27,583
Performance fee compensation payable	1,823	11,807

Liabilities of Consolidated Funds:
Accounts payable, accrued expenses and other liabilities	-	5,767
Secured borrowings	-	141,135
Total liabilities	139,152	289,349

Equity
Class A Common Stock	60	60
Class B Common Stock	-	-
Additional paid in capital (capital deficit)	631	(2,384)
Retained earnings (accumulated deficit)	(730)	272
Total stockholders' equity (deficit), Medley Management Inc.	(39)	(2,052)
Non-controlling interests in Consolidated Funds	-	625,548
Non-controlling interests in consolidated subsidiaries	(459)	1,526
Non-controlling interests in Medley LLC	(17,189)	(3,972)
Total equity (deficit)	(17,687)	621,050
Total liabilities and equity	$121,465	$910,399

Exhibit E. Consolidating Statements of Operations and Consolidated Balance Sheet of Medley Management Inc. (Prior to September 29, 2014, Medley LLC and Medley GP Holdings LLC)

The following financial information illustrates the consolidating effects of the Consolidated Funds on our financial position as of December 31, 2014, and on our results from operations for the three months and year ended December 31, 2014. The financial position and results of operations for Medley Management Inc., adjusted to eliminate the consolidating effects of the Consolidated Funds, are presented in the tables under the “Standalone” column.

	For the Year Ended December 31, 2014
		Consolidated
	Standalone	Funds	Eliminations	Consolidated
	(Amounts in thousands)
Revenues:
Management fees	$65,765	$-	$(4,513)	$61,252
Performance fees	7,884	-	(5,834)	2,050
Other revenues and fees	8,871	-	-	8,871
Total revenues	82,520	-	(10,347)	72,173

Expenses:
Compensation and benefits	20,322	-	-	20,322
Performance fee compensation	(1,543)	-	-	(1,543)
Consolidated Funds expenses	-	6,183	(4,513)	1,670
General, administrative and other expenses	16,312	-	-	16,312
Total expenses	35,091	6,183	(4,513)	36,761

Other income (expense):
Dividend income	886	-	-	886
Interest expense	(5,520)	-	-	(5,520)
Other income (expenses), net	(2,097)	-	324	(1,773)
Interest and other income of Consolidated Funds	-	71,468	-	71,468
Interest expense of Consolidated Funds	-	(9,951)	-	(9,951)
Net realized gain (loss) on investments of Consolidated Funds	-	789	-	789
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	-	(20,557)	-	(20,557)
Net change in unrealized depreciation (appreciation) on secured borrowings of Consolidated Funds	-	1,174	-	1,174
Total other income (expense), net	(6,731)	42,923	324	36,516
Income (loss) before income taxes	40,698	36,740	(5,510)	71,928
Provision for (benefit from) income taxes	1,015	1,513	-	2,528
Net income (loss)	39,683	35,227	(5,510)	69,400
Net income attributable to non-controlling interests in Consolidated Funds	-	-	29,717	29,717
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries	1,933	-	-	1,933
Net income attributable to non-controlling interests in Medley LLC	36,055	-	-	36,055
Net income attributable to Medley Management Inc.	$1,695	$35,227	$(35,227)	$1,695

	As of December 31, 2014
		Consolidated
	Standalone	Funds	Eliminations	Consolidated
	(Amounts in thousands)
Assets
Cash and cash equivalents	$87,206	$-	$-	$87,206
Investments, at fair value	22,143	-	(12,242)	9,901
Management fees receivable	15,173	-	-	15,173
Performance fees receivable	5,573	-	-	5,573
Other assets	9,230	-	-	9,230

Assets of Consolidated Funds:
Cash and cash equivalents	-	38,111	-	38,111
Investments, at fair value	-	734,870	-	734,870
Interest and dividends receivable	-	6,654	-	6,654
Other assets	-	5,057	(1,376)	3,681
Total assets	$139,325	$784,692	$(13,618)	$910,399

Liabilities and equity
Loans payable	$103,057	$-	$-	$103,057
Accounts payable, accrued expenses and other liabilities	28,959	-	(1,376)	27,583
Performance fee compensation payable	11,807	-	-	11,807

Liabilities of Consolidated Funds:
Accounts payable, accrued expenses and other liabilities	-	5,767	-	5,767
Secured borrowings	-	141,135	-	141,135
Total liabilities	143,823	146,902	(1,376)	289,349

Equity
Class A Common Stock	60	-	-	60
Class B Common Stock	-	-	-	-
Capital deficit	(2,384)	-	-	(2,384)
Retained earnings	272	-	-	272
Total stockholders' equity (deficit), Medley Management Inc.	(2,052)	-	-	(2,052)
Non-controlling interests in Consolidated Funds	-	-	625,548	625,548
Non-controlling interests in consolidated subsidiaries	1,526	-	-	1,526
Non-controlling interests in Medley LLC	(3,972)	-	-	(3,972)
Members' equity of consolidated funds	-	637,790	(637,790)	-
Total (deficit) equity	(4,498)	637,790	(12,242)	621,050
Total liabilities and equity	$139,325	$784,692	$(13,618)	$910,399

	For the Three Months Ended December 31, 2014
	(unaudited)
		Consolidated
	Standalone	Funds	Eliminations	Consolidated
	(Amounts in thousands)
Revenues:
Management fees	$18,249	$-	$(463)	$17,786
Performance fees	(3,587)	-	2,300	(1,287)
Other revenues and fees	1,688	-	-	1,688
Total revenues	16,350	-	1,837	18,187

Expenses:
Compensation and benefits	5,312	-	-	5,312
Performance fee compensation	(3,780)	-	-	(3,780)
Consolidated Funds expenses	-	1,004	(463)	541
General, administrative and other expenses	3,491	-	-	3,491
Total expenses	5,023	1,004	(463)	5,564

Other income (expense):
Dividend income	221	-	-	221
Interest expense	(2,140)	-	-	(2,140)
Other income (expenses), net	(390)	-	203	(187)
Interest and other income of Consolidated Funds	-	19,992	-	19,992
Interest expense of Consolidated Funds	-	(4,365)	-	(4,365)
Net realized gain (loss) on investments of Consolidated Funds	-	-	-	-
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	-	(11,017)	-	(11,017)
Net change in unrealized depreciation (appreciation) on secured borrowings of Consolidated Funds	-	1,071	-	1,071
Total other income (expense), net	(2,309)	5,681	203	3,575
Income before income taxes	9,018	4,677	2,503	16,198
Provision for income taxes	(11)	365	-	354
Net income	9,029	4,312	2,503	15,844
Net income attributable to non-controlling interests in Consolidated Funds	-	-	6,815	6,815
Net income attributable to non-controlling interests in consolidated subsidiaries	(239)	-	-	(239)
Net income attributable to non-controlling interests in Medley LLC	7,951	-	-	7,951
Net income attributable to Medley LLC	$1,317	$4,312	$(4,312)	$1,317